Exhibit 99.2

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual and special meeting of shareholders (the “Meeting”) of Western Goldfields Inc. (the “Company”) will be held at Le Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario on Tuesday, May 6, 2008 at 4:30 p.m. (Toronto time), for the following purposes:

(a)	To receive the audited consolidated financial statements of the Company for the year ended December 31, 2007 and the report of the auditors thereon;

(b)	To elect directors of the Company for the ensuing year;

(c)
To ratify the appointment of PricewaterhouseCoopers LLP, Licensed Public Accountants, as auditors of the Company for the 2007 year and re-appoint them for the ensuing year and to authorize the directors to fix their remuneration;

(d)
To consider and, if deemed appropriate, to pass, with or without variation, a resolution amending the Company’s stock incentive plan, as more particularly described in the accompanying management information circular; and

(e)	To transact such other business as may properly come before the Meeting or any adjournment thereof.

This notice is accompanied by a management information circular which provides additional information relating to the matters to be dealt with at the Meeting.

Shareholders who are unable to attend the Meeting are requested to complete, date, sign and return the enclosed form of proxy so that as large a representation as possible may be had at the Meeting.

The board of directors of the Company has by resolution fixed the close of business on March 28, 2008 as the record date, being the date for the determination of the registered holders of common shares entitled to notice of the Meeting and any adjournment thereof.

The board of directors of the Company has by resolution fixed 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment thereof as the time before which proxies to be used or acted upon at the Meeting or any adjournment thereof shall be deposited with the Company’s transfer agent.

DATED at Toronto, Ontario as of the 28th day of March, 2008.

By Order of the Board of Directors

Raymond Threlkeld
President and Chief Executive Officer

WESTERN GOLDFIELDS INC.

MANAGEMENT INFORMATION CIRCULAR

Solicitation of Proxies

This management information circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of Western Goldfields Inc. (the “Company” or “Western Goldfields”) for use at the annual and special meeting of shareholders (the “Meeting”) of the Company to be held at the time and place and for the purposes set forth in the accompanying Notice of Meeting. References in this Circular to the Meeting include any adjournment or adjournments thereof. It is expected that the solicitation will be primarily by mail, however, proxies may also be solicited personally by regular employees of the Company and the Company may use the services of an outside proxy solicitation agency to solicit proxies. The cost of solicitation will be borne by the Company.

The board of directors of the Company (the “Board”) has fixed the close of business on March 28, 2008 as the record date, being the date for the determination of the registered holders of securities entitled to receive notice of the Meeting. Duly completed and executed proxies must be received by the Company’s transfer agent at the address indicated on the enclosed envelope no later than 4:30 p.m. (Toronto time) on May 2, 2008, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjourned Meeting.

Unless otherwise stated, the information contained in this Circular is as of March 28, 2008. All dollar amounts referenced herein, unless otherwise indicated, are expressed in Canadian dollars.

Appointment and Revocation of Proxies

The persons named in the enclosed form of proxy are officers or directors of the Company. A shareholder desiring to appoint some other person, who need not be a shareholder, to represent him at the Meeting, may do so by inserting such person’s name in the blank space provided in the enclosed form of proxy or by completing another proper form of proxy and, in either case, depositing the completed and executed proxy at the office of the Company’s transfer agent indicated on the enclosed envelope no later than 4:30 p.m. (Toronto time) on May 2, 2008, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjourned Meeting.

A shareholder forwarding the enclosed proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. If the shareholder giving the proxy wishes to confer a discretionary authority with respect to any item of business, then the space opposite the item is to be left blank. The shares represented by the proxy submitted by a shareholder will be voted in accordance with the directions, if any, given in the proxy.

A proxy given pursuant to this solicitation may be revoked by an instrument in writing executed by a shareholder or by a shareholder’s attorney authorized in writing (or, if the shareholder is a corporation, by a duly authorized officer or attorney) and deposited either at the registered and head office of the Company (Western Goldfields Inc., Suite 2102, 2 Bloor Street West, Toronto, Ontario, M4W 3E2: Attention: Brian Penny, Chief Financial Officer) or at the offices of Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 at any time up to and including the last business day preceding the day of the Meeting or with the Chairman of the Meeting on the day of the Meeting or in any other manner permitted by law.

Exercise of Discretion by Proxies

The persons named in the enclosed form of proxy will vote the shares in respect of which they are appointed in accordance with the direction of the shareholders appointing them. In the absence of such direction, such shares will be voted in favour of the passing of all the resolutions described below. The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the time of printing of this Circular, management knows of no such amendments, variations or other matters to come before the Meeting. However, if any other matters which are not now known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxies.

Voting by Non-Registered Shareholders

Only registered shareholders of the Company or the persons they appoint as their proxies are permitted to vote at the Meeting. Most shareholders of the Company are “non-registered” shareholders (“Non-Registered Shareholders”) because the shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares. Shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of the shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited or The Depository Trust & Clearing Corporation) of which the Intermediary is a participant. In accordance with applicable securities law requirements, the Company will have distributed copies of the Notice of Meeting, this Circular, the form of proxy and the request form (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for distribution to Non-Registered Shareholders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will either:

(i)
be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the voting instruction form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label with a bar-code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(ii)
be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with the Company, c/o Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the shares of the Company they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the persons named in the form of proxy and insert the Non-Registered Shareholder or such other person’s name in the blank space provided. In either case, Non-Registered Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or voting instruction form is to be delivered.

A Non-Registered Shareholder may revoke a voting instruction form or a waiver of the right to receive Meeting Materials and to vote which has been given to an Intermediary at any time by written notice to the Intermediary provided that an Intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive Meeting Materials and to vote which is not received by the Intermediary at least seven days prior to the Meeting.

Voting Securities and Principal Holders Thereof

As of March 18, 2008, 136,174,686 common shares (the “Common Shares”) in the capital of the Company are issued and outstanding. Each Common Share entitles the holder thereof to one vote on all matters to be acted upon at the Meeting. The record date for the determination of shareholders entitled to receive notice of the Meeting has been fixed at March 28, 2008. In accordance with the provisions of the Business Corporations Act (Ontario), the Company will prepare a list of holders of Common Shares as of such record date. Each holder of Common Shares named in the list will be entitled to vote the shares shown opposite his or her name on the list at the Meeting. All such holders of record of Common Shares are entitled either to attend and vote thereat in person the Common Shares held by them or, provided a completed and executed proxy shall have been delivered to the Company’s transfer agent within the time specified in the attached Notice of Meeting, to attend and vote thereat by proxy the Common Shares held by them.

To the knowledge of the directors and executive officers of the Company, as of the date hereof, no one person or company beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of the Company carrying more than 10% of the voting rights attached to any class of voting securities of the Company entitled to be voted at the Meeting.

Statement of Executive Compensation

The following table provides information for the financial years ended December 31, 2007, 2006 and 2005 regarding compensation paid to or earned by the individuals who were, at December 31, 2007, the Company’s President and Chief Executive Officer and the Company’s Chief Financial Officer and 3 other officers (collectively, the “Named Executive Officers”) of the Company.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Under Options Granted (#)	Shares or Units Subject to Resale Restrictions ($)	LTIP Payouts ($)	All Other Compensation ($)
Randall Oliphant Chairman	2007 2006 2005	250,000 68,269 -	500,000 - -	- - -	- 2,500,000 -	- - -	- - -	- - -

Raymond Threlkeld Chief Executive Officer	2007 2006 2005	250,000 208,333 -	400,000 - -	- - -	- 1,250,000 -	- - -	- - -	- - -

Brian W. Penny Chief Financial Officer	2007 2006 2005	200,000 166,667 -	300,000 - -	- - -	- 1,000,000 -	- - -	- - -	- - -

Paul G. Semple Vice President - Projects	2007 2006 2005	150,000 125,000 -	75,000 20,000 -	- - -	- 700,000 -	- - -	- - -	- - -

Wesley C. Hanson Vice President – Mine Development	2007 2006 2005	150,000 68,750 -	75,000 10,000 -	- - -	- 500,000 -	- - -	- - -	- - -

All the information contained in this Circular takes into account information with respect of Western Goldfields, Inc. (an Idaho company) as it was the same entity as the Company, as a result of the corporate migration from Idaho to Ontario which was completed in June 2007.

Option/SAR Grants During the Financial Year Ended December 31, 2007

No option grant was made to any of the Named Executive Officers during the financial year ended December 31, 2007.

Aggregated Option/SAR Exercises During the Financial Year Ended December 31, 2007 and Year-End Option Values

The following table provides details regarding stock options exercised by the Named Executive Officers during the financial year ended December 31, 2007 and year-end option values.

			Unexercised Options at December 31, 2007		Value of Unexercised in-the- money Options at December 31, 2007 (1)
Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Raymond Threlkeld	Nil	Nil	833,333	416,667	2,891,666	1,445,834
Randall Oliphant	Nil	Nil	1,666,667	833,333	5,783,334	2,891,666
Brian W. Penny	Nil	Nil	666,667	333,333	2,313,334	1,156,666
Paul G. Semple	220,000	497,669	246,667	233,333	855,934	809,665
Wesley C. Hanson	100,000	88,209	233,333	166,667	420,001	299,999

(1)
Calculated using the closing price of the Common Shares on the TSX on December 31, 2007 of $3.81 less the exercise price of in-the-money stock options. These options have not been, and may never be, exercised and actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise.

Other Compensation Matters

There are no pension plan benefits in place for the Named Executive Officers.

Employment Agreements

The Company entered into severance agreements (the "Severance Agreements") with each of Raymond Threlkeld, Wesley Hanson, Brian Penny and Paul Semple on August 8, 2006, and with Randall Oliphant on November 7, 2006 (each a "Party" and together, the "Parties").

The Severance Agreements provide for specific compensation for the Parties upon an event of termination of employment. Upon termination of employment without cause, the Company will be obligated to pay the terminated Party a lump sum payment equal to the annual base salary of that Party in effect at the date of termination, plus an additional one month’s salary for each completed year of employment up to a maximum of 18 month’s additional compensation (the "Compensation Amount"). The Compensation Amount will be due on or before the fifth day following the date of termination. Any options that have vested held by a Party upon termination shall be exercisable until six months following the date of termination. Options that have not vested as of the date of termination shall expire on the date of termination. Except where prohibited by the applicable plan, benefits of Parties terminated other than for cause shall continue in effect for 12 months following the date of termination.

In the event that a Party is terminated for cause, the Party shall immediately be relieved of his duties and the Company shall have no obligation to make any payment under the Severance Agreements. Any benefits enjoyed by the Party will terminate immediately upon termination.

If a Party is terminated due to disability the Party shall be entitled to receive the Compensation Amount for the first year following the termination, and thereafter any amount as may be determined by the Company.
In the event of a change of control, as such term is defined in the Severance Agreements and as summarized below, if the Company should terminate a Party's employment other than for death, disability or cause, within 18 months following the date of the change of control, or if the Party terminates his employment within six months following a triggering event, as such term is defined in the Severance Agreements, then, the Company shall pay the Party a lump sum equal to double the Compensation Amount on or before the fifth day following the date of termination, and shall cause any and all outstanding options held by the Party to become immediately exercisable in full and not to lapse until the expiry of their original term. The Company shall also pay reasonable legal fees and expenses incurred by a Party as a result of contesting or disputing such termination or in seeking to obtain or enforce any right or benefit owed to the Party by the Company as a result of a termination by way of a change of control. For the purposes of the Severance Agreements, a change of control is any of the following:

a)
the Company not being the surviving entity of any merger, amalgamation or other reorganization (or surviving only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company);

b)	the Company sells, leases or exchanges greater than 35% of its assets to a person or an entity other than any of its subsidiaries;

c)	the Company is dissolved or liquidated;

d)	any person, entity or group of persons or entities acting jointly or in concert acquires or gains ownership or control of more than 35% of the Company's outstanding voting securities; or

e)
as a result of a merger, amalgamation, other reorganization or a contested election of directors, the persons who were directors before such election, merger, amalgamation or other reorganization cease to constitute a majority of the Board.

Composition of the Compensation, Governance and Environmental Committee

The Company’s Compensation, Governance and Environmental Committee (the “CGE Committee”) reviews and makes recommendations regarding the compensation of executive officers of the Company. Messrs. Kololian, Konig and Ruth were members of the CGE Committee during the year ended December 31, 2007. All members of the CGE Committee are independent directors. The CGE Committee periodically reviews the compensation paid to directors and management based on factors including time commitment, comparative fees paid by similar companies in the industry, performance and level of responsibility.

Committee Report on Compensation

The compensation of the Company’s senior officers is reviewed annually by the CGE Committee. The Company’s executive compensation program consists of an annual base salary, performance bonus and a longer term component consisting of stock options.

Compensation Philosophy. The philosophy of the CGE Committee for the fiscal year ended December 31, 2007 was to provide competitive levels of compensation that are appropriate given the performance and commitment of the Company’s executive officers compared with similarly situated executives in the gold mining industry, link management’s pay to the achievement of our annual and long-term performance goals, and assist us in attracting and retaining qualified management. However, because of the limited number of companies that can be compared to Western Goldfields in terms of stage of resource development, net income, and similar items, a significant amount of subjectivity was involved in the decisions of the CGE Committee. 2007 was a successful year for the Company and its shareholders as management delivered on its commitment to bring the Mesquite Mine back into full production. Accordingly, during 2007, executive compensation was weighted towards bonus awards, reflecting the successful implementation of the Mesquite Mine expansion program and the resultant significant increase in shareholder value. The expansion program included, amongst other things, the development of a talented and experienced management team, equity and debt financings and a major capital expenditure program, all of which ultimately led to the resumption of full mining operations by year-end 2007. During 2006, executive compensation was weighted towards option awards, reflecting the early-stage risk attached to the expansion program, the need to recruit high caliber individuals to the management team and the substantial challenges anticipated in bringing the Mesquite Mine back into production.

Base Salaries. Base salaries for management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management services, including a comparison of base salaries for comparable positions at comparable companies within the gold industry. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and any increased responsibilities assumed by the executive. We believe the base salaries of executive officers are at or below those of similarly situated executives in the gold industry.

Bonus Arrangement. To encourage and reward outstanding corporate and individual performance, the Company from time to time considers awarding merit bonuses to its executive officers, based on the Company’s operating results and the achievement of certain defined major business objectives. In 2006 nominal bonuses were paid to two of the top five highest paid executives and no bonuses were paid to the three highest paid executives. In 2007, based on the increased market capitalization of the Company, the successful listing of the Company’s common stock on the Toronto and American Stock Exchanges, the completion of the feasibility study and financing of the Mesquite development plan, which ultimately led to the resumption of full mining operations by year-end 2007, significant bonuses were declared in 2007 in respect of the top five executives.

Stock Options. The Company’s stock option plan is designed to give each option holder an interest in maximizing shareholder value in the longer-term, to enable the Company to attract and retain personnel with experience and ability, and to reward individuals for current performance and expected future performance. The CGE Committee considers stock option grants when reviewing senior officer compensation packages as a whole.

Compensation of Chief Executive Officer. The compensation of the Chief Executive Officer (“CEO”) of the Company consists of an annual base salary, incentive bonus related to corporate performance, and incentive stock options. The amount of our CEO’s base salary for the years 2006 and 2007 was approved by the Board of Directors. The amount of our CEO’s full compensation for the fiscal year ended December 31, 2007 was determined in accordance with the principles discussed in the foregoing paragraphs but was also based upon a subjective evaluation by the CGE Committee of the leadership demonstrated by Raymond Threlkeld during the fiscal year in achieving the objectives of the Company. The unusual circumstances of the Company, involving financing and resumption of operations at the Mesquite Mine that had been out of production for several years, meant that peer group comparison was of limited assistance in determining compensation levels. The CGE Committee attached significant weight to the fact that a major capital expenditure program was effectively financed, managed and came in on time and within budget and the fact that full production at Mesquite was started three months ahead of original schedule. The CGE Committee reviewed the CEO’s compensation for 2007 at a meeting on December 6, 2007. At the same meeting the CGE Committee recommended to the Board of Directors that a 10% increase in the CEO’s annual base salary for the fiscal year 2008 be implemented. These recommendations were accepted by the Board at a meeting held on the same date.

Stock Incentive Plan

The Company adopted a stock incentive plan (the “Plan”) on May 11, 2006. The Plan has recently undergone a number of amendments which were approved by the Board of Directors in March, 2008. A number of these amendments are subject to shareholder approval, which approval is being sought at the Meeting. See “Business of the Meeting – Amendment of Stock Incentive Plan”.

The Plan was adopted to provide employees (including directors and officers who are employees), consultants and non-employee directors with performance incentives. Subject to certain restrictions, the Plan provides for the issue of up to a maximum of 5,000,000 Common Shares, representing 3.7% of the issued and outstanding Common Shares of the Company. The maximum number of Common Shares as is equal to 10% of the issued and outstanding Common Shares of the Company can be issued to insiders under the Plan within any twelve month period including any Common Shares issued to such insiders under other compensation arrangements. The maximum number of Common Shares that can be reserved for issuance to insiders under the plan and under any other compensation arrangement shall be 10% of the Common Shares outstanding at the date of issuance. The total number of options issued under all equity compensation plans is 13,301,618, representing 9.03% of the issued and outstanding Common Shares.

The Plan will be administered by the Board of Directors through a committee designated for such purpose consisting of two or more directors of the Company, and subject to applicable securities legislation (the “Committee”). Subject to the provisions of the Plan, the Committee in its discretion shall determine:

I.	the number of securities to be awarded to each eligible recipient;
II.	the date such an award or any installment of such an award shall become exercisable; and
III.	whether to accelerate the date of exercise of any award in the event of the death of the recipient thereof.

The decisions of the Committee shall be conclusive and no member of the Committee past or present shall be liable for any action or determination made in good faith with respect to the Plan or any award made thereunder.

All employees, directors and consultants of the Company, or any subsidiary or parent thereof, are eligible to receive awards under the Plan.

The exercise price for the Common Shares under each option award shall be determined by the Committee in its sole discretion, provided that the exercise price of each option granted under the Plan shall not be less than the fair market value of the Common Shares subject to the grant as at the date of the award. In the event that any recipient of “incentive stock options” (“ISOs”), as defined in the United States Internal Revenue Code, is deemed to hold more than 10% of the voting power of all of the classes of stock of the Company, or any of its subsidiaries or parents, then the exercise price of any options granted to such holder shall not be less than 110% of the fair market value of the Common Shares subject to such award as at the date thereof.

The fair market value of the Common Shares of the Company shall be:

I.
where the principal market for the Company’s Common Shares is the Toronto Stock Exchange (the “TSX”), the reported daily closing price of the Company’s Common Shares on the TSX on the day of the grant;

II.	where the principal market for the Common Shares is a stock market other than TSX, the reported daily closing price of the Company’s Common Shares on such exchange on the day of the grant;
III.
where the principal market for Company’s Common Shares is not a stock exchange, the closing bid and asked prices per share on the date of the grant on the OTC Bulletin Board Service or by National Quotation Bureau; or

IV.	where I, II, and III are inapplicable, determined by the Committee in its discretion.

Options granted under the Plan shall be for a term set by the discretion of the Committee, but in any event shall not be for a term exceeding ten years, or in the case of ISO awards granted to persons holding greater than 10% of the voting power of all of the classes of stock of the Company, any of its subsidiaries or parents, the term of such options shall not exceed five years, provided that if the term of such options are set to expire during any blackout period, the term of such options shall be extended until the date that is ten business days following the expiration of such blackout period.

In the event of the termination of the relationship between the award recipient and the Company or its parents or subsidiaries other than for cause, death or disability, such award recipient shall have until the earlier of i) three months following the date of termination to exercise; and ii) the ordinary termination date of such options, to exercise the options that would be ordinarily exercisable as at the date of the termination of the relationship. A change in the status of an employee to that of consultant, or from consultant to employee shall not be considered a termination of relationship. In the event of a termination of the relationship between the eligible recipient and the Company, its subsidiaries or parents for cause, the options issued pursuant to any award to such individual shall terminate immediately. In the event of a termination of relationship because of the death of the eligible recipient, or in the case of the death of the eligible recipient within three months following the date of the termination of the relationship, or in the case of a termination of the relationship caused by a disability, if the recipient dies within one year following the date of the termination of the relationship, any options awarded may be exercised by the legal representative of the recipient to the extent that such options were exercisable at the date of the award holder’s death until the earlier of i) the scheduled expiration of such options; and ii) the date that is one year following the date of the award holder’s death.

The Plan was adopted on May 11, 2006, and grants made thereunder may be made until May 10, 2016. the Board of Directors may, without further shareholder approval, suspend or terminate the Plan in whole or in part, provided that no such termination or suspension shall adversely affect the rights of an award holder with respect to an outstanding award, without such award holder’s consent. The Board of Directors may, subject to requisite shareholder and regulatory approval, make the following amendments to the Plan:

I.
amend the number of securities issuable under the Plan, including an increase to a fixed maximum number of securities or a change from a fixed maximum number to a fixed maximum percentage, however a change to a fixed maximum percentage that was previously approved by shareholders shall not require additional approval;

II.	the addition of any form of financial assistance;
III.	any addition of a cashless exercise feature, payable in cash or securities that does not provide for a full deduction in the number of underlying securities from the Plan;
IV.	the addition of any provision in the Plan that results in participants receiving securities while no cash consideration is received by the Company;
V.
any other amendments that may lead to significant or unreasonable dilution in the Company’s outstanding securities or may provide additional material benefits to participants at the expense of existing shareholders; and

VI.	any other amendments of a type not specifically contemplated above, subject to requisite regulatory approval where required.

As of March 18, 2008, 2,255,000 options, and 120,000 Common Shares have been issued under the Plan representing 1.74% of the issued and outstanding shares of the Company.

Compensation of Directors

The following table provides details regarding compensation to directors awarded in the year ended December 31, 2007 in their capacity as directors and board committee members. Dollar amounts in the following table are expressed in U.S. Dollars (“USD”)

Name	Fees Earned or Paid in Cash (USD)	Option Awards	All Other Compensation (USD)	Total (USD)
R. Oliphant	-	-	-	-
R. Threlkeld	-	-	-	-
V. Kololian	24,933	-	-	24,933
M. Konig	24,933	-	-	24,933
G. Ruth	24,933	200,000[1]	-	24,933

1 On August 2, 2007, Mr. Ruth was granted 200,000 options to purchase Common Shares at a price of $2.80, exercisable over 7 years.

Performance Graph

The following chart compares the half-yearly percentage changes in the cumulative total shareholder return on the Common Shares against the cumulative total shareholder return of the S&P/TSX Composite Index for the period October 29, 2004 to December 31, 2007. From October 29, 2004 to August 28, 2006, the Common Share price was based on the trading price on the OTC Bulletin Board and on the TSX trading price of the Common Shares thereafter.

Comparison of Cumulative Total Shareholder Return on the Common Shares,
the S&P TSX Composite Index

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides details of compensation plans under which equity securities of the Company are authorized for issuance as of the financial year ended December 31, 2007.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by securityholders	2,255,000	$2.43	2,625,000
Equity compensation plans not approved by securityholders	11,046,018	$0.49	NIL
Total	13,301,618	$0.82	2,625,000

(1)	Represents the number of Common Shares reserved for issuance upon exercise of outstanding options.
(2)	Based on the maximum number of Common Shares reserved for issuance upon exercise of options under the stock incentive plan of 5,000,000.

Indebtedness of Directors and Executive Officers

None of the Company’s directors, executive officers or employees, or former directors, executive officers or employees, nor any associate of such individuals, is as at the date hereof, or has been, during the financial year ended December 31, 2007, indebted to the Company or its subsidiary in connection with a purchase of securities or otherwise. In addition, no indebtedness of these individuals to another entity has been the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding of the Company or its subsidiary.

Interest of Certain Persons in Matters to be Acted Upon

No (a) director or executive officer of the Company who has held such position at any time since January 1, 2007; (b) proposed nominee for election as a director of the Company; or (c) associate or affiliate of a person in (a) or (b) has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than in connection with the amendment of the Company’s stock incentive plan.

Interest of Informed Persons in Material Transactions

Other than as disclosed below and in the Company’s Form 10-KSB for the financial year ended December 31, 2007, since the commencement of the Company’s last completed financial year, no informed person of the Company, nominee for election as a director of the Company, or any associate or affiliate of an informed person or nominee, has or had any material interest, direct or indirect, in any transaction or any proposed transaction which has materially affected or will materially affect the Company or its subsidiary.

Corporate Governance Practices

In June 2005, National Policy 58-201 Corporate Governance Guidelines (the “Governance Guidelines”) and National Instrument 58-101 Disclosure of Corporate Governance Practices (the “Governance Disclosure Rule”) were adopted by the securities regulatory authorities in Canada. The Governance Guidelines deal with matters such as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members and other items dealing with sound corporate governance practices. The Governance Disclosure Rule requires that, if management of an issuer solicits proxies from its security holders for the purpose of electing directors, specified disclosure of its corporate governance practices must be included in its Circular.

The Company and the Board recognize the importance of corporate governance to the effective management of the Company and to the protection of its employees and shareholders. The Company’s approach to significant issues of corporate governance is designed with a view to ensuring that the business and affairs of the Company are effectively managed so as to enhance shareholder value. The Board fulfills its mandate directly and through its committees at regularly scheduled meetings or as required. Frequency of meetings may be increased and the nature of the agenda items may be changed depending upon the state of the Company’s affairs and in light of opportunities or risks which the Company faces. The directors are kept informed of the Company’s operations at these meetings as well as through reports and discussions with management on matters within their particular areas of expertise.

The Company’s corporate governance practices are substantially in compliance with applicable Canadian guidelines. The Company continues to monitor developments in Canada with a view to further revising its governance policies and practices, as appropriate.

The following is a description of the Company’s corporate governance practices which has been approved by the Board.

Board of Directors

Independence of the Board

Three out of the five members of the Board are independent within the meaning of the Governance Guidelines and the AMEX company rules. Each of Messrs. Kololian, Konig and Ruth are independent. Mr. Threlkeld is not independent as he is an officer of the Company. Mr. Oliphant is also not independent as he acts as executive Chairman of the Company.

The independent directors meet at the end of each Board meeting without management and non-independent directors being present, if deemed necessary.

Meetings of the Board and Committees of the Board

The Board meets a minimum of four times per year, usually every quarter and prior to the annual meeting of the Company's shareholders. The CGE Committee meets at least once each year or more frequently as deemed necessary, and the Audit Committee meets at least four times a year. The frequency of the meetings and the nature of the meeting agendas are dependent upon the nature of the business and affairs which the Company faces from time to time. During 2007, the Board met 8 times, the Audit Committee met 4 times and the CGE Committee met 3 times. The following table provides details regarding director attendance at Board and Committee meetings held during their tenure on their respective committees during 2007.

Meetings Attended out of Meetings Held
Director	Board	Audit Committee	CGE Committee
Randall Oliphant	8 out of 8
Raymond Threlkeld	7 out of 8
Vahan Kololian	7 out of 8	4 out of 4	3 out of 3
Martyn Konig	7 out of 8	4 out of 4	3 out of 3
Gerald Ruth	8 out of 8	4 out of 4	3 out of 3

Other Public Company Directorships

The following table provides details regarding directorships held by the Company’s directors in other public companies.

Director	Other Public Company Directorships
Randall Oliphant	Silver Bear Resources Inc., WesternZagros Resources Ltd., Franco-Nevada Corporation
Raymond Threlkeld	N/A
Vahan Kololian	ClearPoint Business Resources Inc., Manicouagan Minerals Inc.
Martyn Konig	Latitude Resources PLC, EBT Mobile China PLC
Gerald Ruth	Greenwich Global Capital Inc., Yonge Street Capital Corp.

Board Charter

The Board has a charter which mandates the Board with the stewardship of the Company. A copy of the Board charter is set forth in Schedule “A” to this Circular.

Position Descriptions

Given the small size of the Company’s infrastructure, the Board does not feel that it is necessary at this time to formalize position descriptions for directors and officers to delineate their respective responsibilities. The roles of the executive officers of the Company are delineated on the basis of the customary practice.

Orientation and Continuing Education

While the Company currently has no formal orientation and education program for new Board members, sufficient information (such as copies of the articles and by-laws of the Company, Board and Committee mandates, recent annual reports, prospectus, proxy solicitation materials, technical reports and various other operating, property and budget reports) is provided to any new Board member to ensure that new directors are familiarized with the Company’s business and the procedures of the Board. In addition, new directors will be encouraged to visit and meet with management on a regular basis. The Company also encourages continuing education of its directors and officers where appropriate in order to ensure that they have the necessary skills and knowledge to meet their respective obligations to the Company.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code”) for its directors, officers and employees. The Board, acting through the Audit Committee has responsibility for monitoring compliance with the Code by ensuring all directors, officers and employees receive and become thoroughly familiar with the Code and acknowledge their support and understanding of the Code. Any non-compliance with the Code is to be reported to the appropriate person. A copy of the Code may be accessed under the Company’s profile at www.sedar.com.

The Board takes steps to ensure that directors, officers and employees exercise independent judgment in considering transactions and agreements in respect of which a director, officer or employee of the Company has a material interest, which include ensuring that directors, officers and employees are thoroughly familiar with the Code and, in particular, the rules concerning reporting conflicts of interest and obtaining direction regarding any potential conflicts of interest.

The Board encourages and promotes an overall culture of ethical business conduct by promoting compliance with applicable laws, rules and regulations; providing guidance to directors, officers and employees to help them recognize and deal with ethical issues; promoting a culture of open communication, honesty and accountability; and ensuring awareness of disciplinary action for violations of ethical business conduct.

Nomination of Directors

The Board has established the CGE Committee which has assumed responsibility for the appointment and assessment of directors. The CGE Committee is comprised of Messrs. Kololian, Konig and Ruth, all of whom are independent of the Company.

While there are no specific criteria for Board membership, the Company attempts to attract and retain directors with business knowledge and a particular knowledge of mineral exploration, development and mining or other areas (such as finance) which provide knowledge which would assist in guiding the officers of the Company. As such, nominations would normally be the result of recruitment efforts and discussions amongst the CGE Committee, prior to the consideration of the Board as a whole.

Compensation

The CGE Committee of the Board reviews on an annual basis the adequacy and form of compensation of the senior executives and directors to ensure that such compensation reflects the responsibilities, time commitment and risks involved in being an effective executive officer or director, as applicable. See “Statement of Executive Compensation”.

Committees of the Board

The Board currently has two committees: the Audit Committee and the CGE Committee.

From time to time, when appropriate, ad hoc committees of the Board may be appointed by the Board.

Audit Committee

The Audit Committee is currently composed of Messrs. Kololian, Konig and Ruth (Chairperson), all of whom are not employees of the Company and have been determined by the Audit Committee and the Board to be independent directors and financially literate under Canadian Standards with respect to audit committees.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by:

•	reviewing the financial statements, financial reports and other financial information provided by the Company to any governmental body or the public and other relevant documents;

•
recommending the appointment and reviewing and appraising the audit efforts of the Company’s independent registered accounting firm and providing an open avenue of communication among the independent auditor, financial and senior management and the Board of Directors;

•
serving as an independent and objective party to monitor the Company’s financial reporting process and internal controls, the Company’s processes to manage business and financial risk, and its compliance with legal, ethical and regulatory requirements; and

•	encouraging continuous improvement of, and fostering adherence to, the Company’s policies, procedures and practices at all levels.

The responsibilities of the Audit Committee are set forth in an Audit Committee Charter, approved and recommended by the Audit Committee and adopted by the Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website at www.westerngoldfields.com. The Audit Committee met  four times during the fiscal year ended December 31, 2007.

Compensation, Governance, and Environmental Committee

The CGE Committee was formed on March 29, 2006. The CGE Committee was formed as a result of a merger of the previous compensation and corporate governance committees with the newly added feature of overseeing the environmental issues of the Company.

The CGE Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by:

Compensation

•
Assuming the responsibility for making recommendations to the Board of Directors on all matters relating to compensation of directors, the Chairman, the Chief Executive Officer and other officers and employees.

Corporate Governance and Nominations

•
Assuming the responsibility for matters of corporate governance, nomination and orientation of new directors and educating current directors and making recommendations to the Board with respect thereto.

Environmental

•	Overseeing the development and implementation of policies and management systems of the Company’s mineral properties relating to environmental and health and safety issues.

The specific functions and responsibilities of the CGE Committee are set forth in the written Charter of the Compensation, Governance, and Environmental Committee of the Board of Directors, approved and recommended by the CGE Committee and adopted by the Board of Directors. The CGE Committee met three times during the fiscal year ended December 31, 2007.

The CGE Committee currently consists of Messrs. Kololian (Chairperson), Konig and Ruth, all of whom are not employees of the Company and have been determined by the Board of Directors to be independent directors.

Board Assessments

The Board is committed to regular assessments of the effectiveness of the Board, the committees of the Board and the individual directors. The CGE Committee is charged with annually reviewing and making recommendations to the Board regarding evaluations of the Board, the committees of the Board and the individual directors. The process for such evaluations will include the following:

(a)	a detailed written questionnaire;

(b)	individual discussions between each director and an independent consultant and/or the Chairman of the CGE Committee;

(c)	with regard to individual director assessments, peer and/or self evaluations; and

(d)	individual discussions with those members of senior management who regularly interact with the Board.

The Board will then consider the results and recommendations of the CGE Committee to determine what, if any, action should be taken.

BUSINESS OF THE MEETING

Election of Directors

The Company’s Articles provide that the Board consist of a minimum of three and a maximum of fifteen directors. At the Meeting, the five persons named hereunder will be proposed for election as directors of the Company (the “Nominees”). The persons named in the enclosed form of proxy intend to cast the votes to which the Common Shares represented by such proxy are entitled for the election of the Nominees, unless the shareholder who has given such proxy has directed that the shares be withheld from voting in the election of directors. Management does not contemplate that any of the Nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, it is intended that discretionary authority shall be exercised by the persons named in the accompanying proxy to vote the proxy for the election of any other person or persons in place of any Nominee or Nominees unable to serve. Each director elected will hold office until the close of the first annual meeting of shareholders of the Company following his election or until his successor is duly elected or appointed unless his office is earlier vacated in accordance with the by-laws of the Company.

The following table sets forth the name, province/state and country of residence, principal occupation, date they first became a director of the Company and number of shares beneficially owned by each Nominee. The statement as to the Common Shares owned or controlled by the Nominees is in each instance based upon information furnished by the Nominee concerned and is as at March 18, 2008.

Name and Municipality of Residence	Position with Company	Principal Occupation During Past Five Years	Director and/or Officer since	Securities of the Company Owned or Controlled

Randall Oliphant, Toronto, Ontario	Director, Chairman
Chairman of the Company and President and Chief Executive Officer of Silver Bear Resources Inc. He is a director of WesternZagros Resources Ltd., Franco-Nevada Corporation and a member of the Advisory Board of Metalmark Capital LLC. He also has had numerous other directorships and advisory positions with for-profit and not-for-profit organizations. He was President and Chief Executive Officer of Barrick Gold Corporation from 1999 to 2003.
			February 13, 2006	4,250,000 Common Shares 2,500,000 Options

Raymond Threlkeld Toronto, Ontario	Director, President and Chief Executive Officer
Officer of the Company and Chief Operating Officer of Silver Bear Resources Inc. He held various senior management positions with precious metals mine development with Barrick Gold Corporation and Coeur d’Alene Mines Corporation.
			June 14, 2006	500,001 Common Shares 1,250,000 Options

Vahan Kololian(1), Toronto, Ontario	Director	Managing Partner, TerraNova Partners LP and since 2002, Chairman of Precinda Corporation.	March 14, 2006	1,250,001 Common Shares 750,000 Options

Martyn Konig(1), Shamley Green, England	Director	Chief Executive Officer of Latitude Resources Plc since January 2005. Since June 2001, Non-Executive Chairman of EBT Mobile China Plc.	February 13, 2006	500,000 Common Shares 750,000 Options

Gerald Ruth(1), Toronto, Ontario	Director	Independent corporate finance consultant. Director and CFO of Greenwich Global Capital, Director and CEO of Yonge Street Capital. President and CEO of Gersan Capital Corp.	May 10, 2004	1,334,585 Common Shares 800,000 Options
_________________

(1) Messrs. Kololian, Konig and Ruth are currently members of the Audit Committee and the CGE Committee.

The following is a brief biography of each of the directors of Western Goldfields.

Randall Oliphant, age 48, is a Director and the President and Chief Executive Officer of Silver Bear Resources Inc. He has been the Chairman and Chief Executive Officer of Rockcliff Group Limited, a private corporation actively involved with its shareholdings, primarily in the mining sector, including Western Goldfields Inc., since September 2004. Mr. Oliphant is on the Advisory Board of Metalmark Capital LLC (formerly Morgan Stanley Capital Partners), and serves on the boards of WesternZagros Ltd. and Franco-Nevada Corporation. Since 2003, Mr. Oliphant has served on the boards of a number of public and private companies and not-for-profit organizations. From 1999 to 2003, he was the President and Chief Executive Officer of Barrick Gold Corporation. Mr. Oliphant is a Chartered Accountant.

Raymond Threlkeld, age 61, has over 30 years of mineral industry experience ranging from discovery, feasibility study, development management, operations management, and corporate officer. Since 2005, Mr. Threlkeld has been the Chief Operating Officer of Silver Bear Resources Inc. From 1996 to 2005 Mr. Threlkeld held various senior management positions in precious metal mine development with Barrick Gold Corporation and Coeur d’Alene Mines Corporation including the development of the Pierina Mine in Peru, the Bulyanhulu Mine in Tanzania and the Veladero Mine in Argentina. Mr. Threlkeld has had exploration acquisition success in the Western United States in addition to the management and project development experience cited above.

Vahan Kololian, age 54, is the founder and Managing Partner of TerraNova Partners LP, which invests in the industrial, services and resource sectors. Since 2002 Mr. Kololian has been Chairman of Precinda Corporation, a private manufacturing company. Mr. Kololian started his career in investment banking in 1980 with Burns Fry Limited (now BMO Nesbitt Burns). Since 1990 he has held leadership positions in private equity partnerships. Mr. Kololian also serves on the boards of the following public companies, ClearPoint Business Resources Inc. and Manicouagan Minerals Inc. Mr. Kololian is a Member of the Law Society of Upper Canada.

Martyn Konig, age 50, has 25 years experience in investment banking and the commodity markets. Since 2005 Mr. Konig has served as Chief Executive Officer of Blackfish Capital, managing the Blackfish Capital Resources Fund. He is also Chief Executive Officer of AIM listed Latitude Resources, a resource focused investment group. He has extensive experience in the natural resource sector, which includes senior management responsibility in resource finance and commodity trading operations at various international investment banks. Mr. Konig was a main Board Director of NM Rothschilds and Sons Ltd. for 15 years and held senior positions at Goldman Sachs and UBS. Mr. Konig is a Barrister and Fellow of the Chartered Institute of Bankers.

Gerald Ruth, age 49, has served as a Director since May 2004. Since 2003, Mr. Ruth has operated an independent corporate finance consulting business. Mr. Ruth is currently a Director and Chief Financial Officer of Greenwich Global Capital Inc., a capital pool company that trades on NEX, a Director and Chief Executive Officer of Yonge Street Capital Corp., a capital pool company listed on the TSX Venture Exchange, and President and Chief Executive Officer of Gersan Capital Corp., a limited market dealer involved in corporate finance, capital markets activities and strategic advisory services. From 1988 to 2003, Mr. Ruth held various positions at the Toronto Stock Exchange, where he served as Director of Listings from 1997 to 2003. Mr. Ruth is a Chartered Accountant.

Cease Trade Orders or Bankruptcies

Save for as set out below, no director of the Company or proposed director:

1.	is, as at the date hereof, or has been, within 10 years before the date hereof, a director or executive officer of any company that,

(a)
while that person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation (collectively, an “Order”), for a period of more than 30 consecutive days; or

(b)
was subject to an Order that was issued, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of such Order, that resulted from an event that occurred while that person was acting as director or executive officer of that company.

2.
has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director;

3.
is, as at the date hereof, or has been within 10 years before the date hereof, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

4.	has been subject to:

(a)
any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Appointment of Auditors

At the request of the Board, HJ & Associates, LLC (“HJ”) notified the Company of its resignation as auditors of the Company for the Company’s 2007 financial year. The Board has appointed PricewaterhouseCoopers LLP (“PWC”) as auditors of the Company for the 2007 financial year and proposes to ask that the shareholders ratify such appointment for the 2007 financial year and reappoint PWC as auditors of the Company to be effective until the close of the next annual meeting of the Company.

During the years ended December 31, 2006 and 2005, there were no disagreements between HJ and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HJ, would have been cause for HJ to make reference to the subject matter in connection with its reports.

The Company filed a Notice of Change of Auditors (“Notice”) dated September 19, 2007. A copy of the Notice is attached to this Circular as Schedule “B”.

The shareholders will be asked to consider, and if thought fit to pass, an ordinary resolution ratifying the appointment of PWC of Toronto, Ontario as auditors of the Company for the 2007 financial year and to re-appoint PWC as auditors of the Company to hold office until the close of the next annual meeting of the Company. It is also proposed that the remuneration to be paid to the auditors of the Company be fixed by the Board.

The management designees, if named as proxy, intend to vote the shares represented by any such proxy for the ratification of the appointment and the re-appointment of PWC of Toronto, Ontario as auditors of the Company at a remuneration to be fixed by the Board, unless the shareholder has specified in his proxy that his shares are to be withheld from voting in the appointment of auditors.

Amendment to Stock Incentive Plan

At the Meeting, the Company’s stockholders will be asked to approve amendments to the Plan of the Company mainly to permit future amendments to the Plan in limited, specified circumstances without prior shareholder approval, to provide for an automatic extension of the expiry date of options where such expiry date falls during a blackout period on trading imposed by the Company pursuant to its insider trading policies and to make certain other minor amendments to the plan.

TSX Policy-Security Based Compensation Arrangements

On June 6, 2006, the TSX published a Staff Notice regarding amending procedures included in security based compensation arrangements and the extension of option expiry dates that fall within or soon after a blackout period. Effective as of June 30, 2007, section 613(d) of the TSX Company Manual requires that any security based compensation plan, such as our stock incentive plan, with an amendment procedure, must contain specific details as to whether shareholder approval shall be required for a particular type of amendment.

In the absence of a detailed amendment procedure, shareholder approval shall be required for any and all amendments, including amendments considered to be of a “housekeeping nature”.

Proposed Amendments to our Stock Incentive Plan

The proposed amendments to our Plan are shown in the blacklined version of the Plan attached as Schedule “C” to this Circular.

Amending Provisions

We propose to amend our Plan to specify those amendments to the Plan that can be made by the Board without shareholder approval pursuant to section 613(d) of the TSX Company Manual. These amendments with respect to our Plan are shown in blackline in section 9 of the Plan.

Stock Option Expiry Date Extension

We impose blackout periods on trading our securities by our directors, officers and other insiders, periodically and from time to time, either pending the release of financial results, the disclosure of pending material transactions or for other reasons. These periods are referred to as “blackout periods”, and are imposed voluntarily in accordance with insider trading policies as they exist from time to time. Circumstances may occur where blackout periods may be imposed frequently and/or for very extensive periods of time. Certain officers or key employees may find themselves not being able to realize the benefits of their options if they expire during a blackout period, where such options may not be exercised and the underlying shares may not be traded. To avoid such situations that may result in officers and key employees losing important incentives, our Board has determined that, in accordance with the TSX Staff Notice, it would be advisable to provide for an automatic extension of an option term that would otherwise have expired during a blackout period. Accordingly, we propose to amend our Plan so that options expiring during a blackout period shall be automatically extended to the tenth business day after the end of a blackout period. These proposed amendments are shown in section 4(c) of the blacklined Plan in Schedule “C” hereto.

Additional Revisions

Some additional revisions have been made to the Plan to take into account the corporate migration from Idaho to Ontario completed in June 2007.

Our Board unanimously recommends that stockholders vote for the amendments to our Plan. The management designees, if named as proxy, intend to vote the shares represented by such proxy for the amendments to the Plan.

Additional Information

Additional information relating to the Company can be found on SEDAR at www.sedar.com. Financial information is provided in the Company’s audited consolidated financial statements and management’s discussion and analysis for the financial year ended December 31, 2007 which accompany this Circular and can also be found on SEDAR at www.sedar.com. Shareholders may also contact the Investor Relations Department of the Company by phone at 416-324-6015 or by e-mail at jtaylor@westerngoldfields.com to request copies of these documents.

Contacting the Board of Directors

Shareholders and other interested parties may communicate directly with the Board through the Chairman of the Compensation, Governance and Environmental Committee by writing to:

The Compensation, Governance and Environmental Committee
Attention: Julie Taylor
Western Goldfields Inc.
2 Bloor Street West
Suite 2102, P.O. Box 110
Toronto, ON M4W 3E2

Directors’ Approval

The contents of this Circular and the sending thereof to the shareholders of the Company have been approved by the Board.

BY ORDER OF THE BOARD OF DIRECTORS

Raymond Threlkeld
President and Chief Executive Officer

Toronto, Ontario
March 28, 2008

SCHEDULE “A”

WESTERN GOLDFIELDS INC.
(the “Company”)

CHARTER OF THE BOARD OF DIRECTORS

I.	PURPOSE

The Board of Directors is responsible for the stewardship of the business and for acting in the best interests of the Company and its shareholders. The Board of Directors will discharge its responsibilities directly and through its committees, currently consisting of the Audit Committee and the Compensation, Governance and Environmental Committee. The Board of Directors shall meet at least quarterly to review the business operations, corporate governance and financial results of the Company. Meetings of the Board of Directors shall also include regular meetings of the independent members of the Board without management being present.

II.	COMPOSITION

The Board of Directors shall be constituted at all times of a majority of independent directors in accordance with Multilateral Instrument 58-201. A director is considered to be “independent” if he or she has no direct or indirect material relationship which could in the view of the Board of Directors reasonably interfere with the exercise of a director’s independent judgment. Notwithstanding the foregoing, a director shall be considered to have a material relationship with the Company (and therefore shall be considered a “dependent” director) if he or she falls in one of the categories listed in Schedule “I” attached hereto.

“Independence” shall also be determined in accordance with any other regulations, stock exchange or public market rules applicable to the Company.

III.	RESPONSIBILITIES

The Board of Directors' mandate is the stewardship of the Company and its responsibilities include, without limitation to its general mandate, the following specific responsibilities:

•
The assignment to the various committees of directors the general responsibility for developing the Company’s approach to: (i) corporate governance and nomination of directors related issues; (ii) financial reporting and internal controls; (iii) issues relating to compensation of officers and employees and (iv) environmental and health and safety matters.

•	With the assistance of its Committees:

-	Developing the Company’s approach to corporate governance, including developing a set of corporate governance principles and guidelines specific to the Company.

-	Reviewing the composition of the Board of Directors and ensuring it respects its independence criteria.

-	Satisfying itself as to the integrity of the Chief Executive Officer and other senior officers and that such officers create a culture of integrity throughout the organization.

-	Ensuring that an appropriate review selection process for new nominees to the Board of Directors is in place.

-	Approving disclosure and securities compliance policies, including communications policies of the Company.

-	The establishment of appropriate performance criteria for the senior management team and the approval of the compensation of the senior management team.

A-2

-	Recommending the appointment of the auditors and assessing the performance of the auditors.

-	Ensuring the integrity of the Company’s internal controls and management information systems.

-	Ensuring the Company's ethical behaviour and compliance with laws and regulations, audit and accounting principles and the Company's own governing documents.

-	Identification of the principal risks of the Company’s business and ensuring that appropriate systems are in place to manage these risks.

-	Reviewing and approving significant operational and financial matters and the provision of direction to management on these matters.

-	As required and agreed upon, providing assistance to shareholders concerning the integrity of the Company’s reported financial performance.

-	Succession planning and the selection, appointment, monitoring evaluation and, if necessary, the replacement of the senior management to ensure management succession.

•
The adoption of a strategic planning process, approval at least annually of a strategic plan that takes into account business opportunities and business risks identified by the Board and/or the Audit Committee and monitoring performance against such plans.

•	The review and approval of corporate objectives and goals applicable to the Company’s senior management.

•	Reviewing with senior management:

-	major corporate decisions which require Board approval and approving such decisions as they arise.

-	major capital expenditure decisions (in excess of $1,000,000) unless previously authorized in a budget or plan by the Board of Directors.

-	material decisions relating to senior personnel, development or operation of a mineral exploration properties or matters relating to the environment, health or safety.

•	Performing such other functions as prescribed by law or assigned to the Board of Directors in the Company’s constating documents and by-laws.

IV. MISCELLANEOUS

1.	The members of the Board are expected to attend all meetings of Board of Directors unless prior notification of absence is provided.

2.
The members of the Board (and Board Committees) are required to have reviewed board (and committee if applicable) materials in advance of the meeting and be prepared to discuss such materials at the meeting.

3.
The Board shall provide contact information on the website of the Company of an independent director responsible for receiving feedback from shareholders and such director will report to the whole Board on a regular basis on the feedback received.

Dated September 11, 2007.

A-3

SCHEDULE “I”

Subject to the exemptions available under Multilateral Instrument 52-110 Audit Committees, the following individuals are considered to have a material relationship with the Company:

(a)	an individual who is, or has been within the last three years, an employee or executive officer of the Company;

(b)	an individual whose immediate family member is, or has been within the last three years, an executive officer of the Company;

(c)	an individual who:

(i)	is a partner of a firm that is the Company’s internal or external auditor;

(ii)	is an employee of that firm; or

(iii)	was within the last three years a partner or employee of that firm and personally worked on the Company’s audit within that time;

(d)	an individual whose spouse, minor child or stepchild, or child or stepchild who shares a home with the individual:

(i)	is a partner of a firm that is the Company’s internal or external auditor;

(ii)	is an employee of that firm and participates in its audit, assurance or tax compliance (but not tax planning) practice, or

(iii)	was within the last three years a partner or employee of that firm and personally worked on the Company’s audit within that time;

(e)
an individual who, or whose immediate family member, is or has been within the last three years, an executive officer of an entity if any of the Company's current executive officers serves or served at the same time on the entity's compensation committee; and

(f)
an individual who received, or whose immediate family member who is employed as an executive officer of the Company received, more than $75,000 in direct compensation from the Company during any 12 month period within the last three years, other than as remuneration for acting in his or her capacity as a member of the Board of Directors or any Board committee, or the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service for the Company if the compensation is not contingent in any way on continued service.

SCHEDULE “B”

AUDITOR CHANGE NOTICE

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 19, 2007

Western Goldfields Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ontario

(State or Other Jurisdiction of Incorporation)

000-52757	98-0544546
(Commission File Number)	(IRS Employer Identification No.)

2 Bloor Street West, Suite 2102 , P.O. Box 110
Toronto, Ontario, Canada	M4W 3E2
(Address of Principal Executive Offices)	(Zip Code)

(416) 324 6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On September 19, 2007, HJ & Associates, LLP, or “HJ,” resigned as our independent registered public accounting firm.

HJ's reports with respect to our financial statements for each of the years ended December 31, 2005 and December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2005 and December 31, 2006, and through the date of HJ's resignation, September 19, 2007, there were no disagreements between HJ and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HJ, would have caused HJ to make reference to the subject matter of the disagreements in connection with its reports.

We have received a letter from HJ stating that it agrees with the foregoing disclosure, which letter is attached hereto as Exhibit 99.1.

On September 21, 2007, we engaged PricewaterhouseCoopers LLP, or "PWC," as our independent registered public accounting firm. During the fiscal years ended December 31, 2005 and December 31, 2006, and through the date of PWC's appointment, September 21, 2007, we did not consult with PWC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was the subject of disagreement or event, required to be disclosed under (a)(1)(iv) of Item 304(a) of Regulation S-B.

On the recommendation of the audit committee of the Company, on September 21, 2007 the board of directors of the Company accepted the resignation of HJ and appointed PWC as the independent auditors of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibit.

99.1	Letter from HJ & Associates, LLP dated as of September 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2007	Western Goldfields Inc.

	By:	/s/Brian Penny
	Name:	Brian Penny
	Title:	Chief Financial Officer

[LETTERHEAD OF HJ & ASSOCIATES, LLC]

September 21, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Western Goldfields Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated September 21, 2007 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ HJ & Associates, LLC

HJ & Associates, LLC

SCHEDULE “C”

2006 STOCK INCENTIVE PLAN

OF

WESTERN GOLDFIELDS~~,~~ INC.

1. Purposes of the Plan. This stock incentive plan (the "Plan") is intended to provide an incentive to employees (including directors and officers who are employees), consultants and non-employee directors of Western Goldfields~~,~~ Inc., an ~~Idaho~~Ontario corporation (the "Company"), or any Parent or Subsidiaries (as such terms are defined in Paragraph ~~17~~16), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and stock options which do not qualify as ISOs ("NQSOs", and collectively, with an ISO, each an “Award”). The Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" or any other treatment of an Award under the Code.

2. ~~Stock~~ Shares Subject to the Plan. Subject to the provisions of Paragraph ~~10,~~9, the aggregate number of common shares of the Company~~'s common stock, par value $0.01 per share~~ ("Common ~~Stock~~Shares"), for which Awards may be granted under the Plan shall not exceed 5,000,000 shares, all of which may be granted as ISOs. ~~Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company~~The maximum number of Common Shares that may be reserved for issuance to “insiders” (as defined under the Securities Act (Ontario)) under the Plan and any other share compensation arrangement shall be 10% of the Common Shares outstanding at the date of issuance. The maximum number of Common Shares that may be issued to all insiders under the Plan and any other compensation arrangement in any 12 month period shall be 10% of the Common Shares outstanding at the date of issuance. Subject to the termination provisions of Paragraph ~~11,~~10, any ~~shares of~~ Common ~~Stock~~Shares subject to an Award which for any reason expires or is forfeited, canceled, or terminated unexercised or which ceases for any reason to be exercisable, shall again become available for the granting of Awards under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of ~~shares of~~ Common ~~Stock~~Shares as will be sufficient to satisfy the requirements of the Plan. As further set forth in ~~Section 9~~Paragraph 8 hereof, all Awards shall be granted by one or more written instruments or grant letter(the "Contract") which shall set forth all terms and conditions of the Award.

3. Administration of the Plan. The Plan will be administered by the Board of Directors, or by a committee (the “Committee”) consisting of two or more directors appointed by the Board of Directors. Those administering the Plan shall be referred to herein as the "Administrators." Notwithstanding the foregoing, if the Company is or becomes a corporation issuing any class of common equity securities required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent necessary to preserve any deduction under Section 162(m) of the Code or to comply with Rule 16b-3 promulgated under the Exchange Act, or any successor rule ("Rule 16b-3"), any Committee appointed by the Board of Directors to administer the Plan shall be comprised of two or more directors each of whom shall be a "non-employee director," within the meaning of Rule 16b-3, and an "outside director," within the meaning of Treasury Regulation Section 1.162-27(e)(3), and the delegation of powers to the Committee shall be consistent with applicable laws and regulations (including, without limitation, applicable state law and Rule 16b-3). Unless otherwise provided in the By-Laws of the Company, by resolution of the Board of Directors or applicable law, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion, to determine each person who shall be granted an Award; the type of Award to be granted, the times when an Award shall be granted; whether an option granted to an Award Holder (as such term is defined in Paragraph 4) shall be an ISO or a NQSO; the term of each Award; the date each Award shall become exercisable; whether an Award shall be exercisable in whole or in installments, and, if in installments, the number of ~~shares of~~ Common ~~Stock~~Shares to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any Award or installment thereof in the event of the death of the Award Holder or upon other conditions to be specified by the Administrators in the applicable Contract or subsequent thereto; whether ~~shares of~~ Common ~~Stock~~Shares may be issued upon the exercise of an Award as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price or other amount to be paid in connection with the exercise of an Award; the form of payment of the exercise price; subject to ~~Section 7~~Paragraph 6 of the Plan, the fair market value of a share of Common ~~Stock~~Shares; the restrictions, if any, imposed with respect to an Award and whether and under what conditions to waive any such restrictions; whether and under what conditions to restrict the sale or other disposition of the ~~shares of~~ Common ~~Stock~~Shares acquired upon the grant or exercise of an Award and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject the grant or exercise of all or any portion of an Award, the vesting of an Award, or the shares acquired pursuant to the exercise of an Award, to the fulfillment of certain restrictions or contingencies all as specified in the Contract, including without limitation restrictions or contingencies relating to (a) entering into a covenant not to compete with the Company, any Parent (if any) (as such term is defined in Paragraph ~~17~~16) and any of its Subsidiaries (as such term is defined in Paragraph ~~17~~16), (b) financial objectives for the Company, any of its Subsidiaries, a division, a product line or other category and/or (c) the period of continued employment, consultancy or directorship with the Company or any of its Subsidiaries, and to determine whether such restrictions or contingencies have been met; the amount, if any, necessary to satisfy the obligation of the Company, any of its Subsidiaries or any Parent to withhold taxes or other amounts; whether an Award Holder has a Disability (as such term is defined in Paragraph ~~17~~16); with the consent of the Award Holder, to cancel or modify an Award, provided, however, that the modified provision is permitted to be included in an Award granted under the Plan on the date of the modification; provided, further, however, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to construe the respective Contracts and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any Award granted under the Plan or any amendment to either which, under Rule 16b-3 or Section 162(m) of the Code, requires the approval of the Board of Directors, a committee of non-employee directors or the ~~stockholders~~shareholders, in order to be exempt under Section 16(b) of the Exchange Act (unless otherwise specifically provided herein) or to preserve any deduction under Section 162(m) of the Code; and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any Award granted under the Plan or any Contract shall be determined unilaterally by the Administrators in their sole discretion. The determinations of the Administrators on matters referred to in this Paragraph 3 shall be conclusive and binding on all parties. No Administrator or former Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. Eligibility. The Administrators may from time to time, consistent with the purposes of the Plan, grant Awards to (a) employees (including officers and directors who are employees) of the Company, any Parent or any of its Subsidiaries, (b) consultants to the Company, any Parent or any of its Subsidiaries, and/or (c) to such directors of the Company who, at the time of grant, are not common law employees of the Company or of any of its Subsidiaries, as the Administrators may determine in their sole discretion (each, an “Award Holder”). Such Awards granted shall cover such number of ~~shares of~~ Common ~~Stock~~Shares as the Administrators may determine in their sole discretion; provided, however, that the aggregate market value (determined at the time the option is granted) of the ~~shares of~~ Common ~~Stock~~Shares for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such employee during any calendar year shall not exceed $100,000. The $100,000 ISO limitation amount shall be applied by taking ISOs into account in the order in which they were granted. Any option (or portion thereof) granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

5. Options.

(a) Grant. The Administrators may from time to time, in their sole discretion, consistent with the purposes of the Plan, grant options to one or more Award Holders.

(b) Exercise Price. The exercise price of the ~~shares of~~ Common ~~Stock~~Shares under each option shall be determined by the Administrators in their sole discretion; provided, however, that the exercise price of each option, shall not be less than the fair market value of the Common ~~Stock~~Shares subject to such option on the date of grant; and provided, further, however, that if, at the time an ISO is granted, the Award Holder owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than one hundred ten percent (110%) of the fair market value of the Common ~~Stock~~Shares subject to such ISO on the date of grant.

(c) Term. Each option granted pursuant to the Plan shall be for such term as is established by the Administrators, in their sole discretion, at or before the time such option is granted; provided, however, that the term of each option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of grant thereof, and provided further, that if, at the time an ISO is granted, the Award Holder owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five (5) years from the date of grantand provided further, that if the term of any option is to expire within, or immediately after a blackout period imposed by the Company on participants under the Plan preventing ISOs from being exercised during such period, then the term of the options shall be extended until the date that is ten business days following the expiration of the black out period. Options shall be subject to earlier termination as hereinafter provided.

(d) Termination of Relationship. Except as may otherwise be expressly provided in the applicable Contract or the Award Holder's written employment or consulting or termination contract, any Award Holder, whose employment or consulting or advisory relationship with the Company, any Parent or any of its Subsidiaries, has terminated for any reason other than the death or Disability of the Award Holder, may exercise any option granted to the Award Holder as an employee or consultant, to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired under paragraph 5(c); provided, however, that if such relationship is terminated for Cause (as defined in Paragraph ~~17~~16), such option shall terminate immediately. A change of status from that of an employee to that of a consultant, or from consultant to employee, shall not be deemed to trigger a termination of an Award Holder's status as an employee or consultant, except that if an Award Holder who was an employee and becomes a consultant does not exercise vested options within the above specified time period, such options will, if applicable, no longer have the status of ISOs.

For the purposes of the Plan, an employment or consulting relationship shall be deemed to exist between an individual and the Company, and not interrupted or terminated, if, at the time of the determination, the individual was an employee or consultant of the Company, its Parent, or any of its Subsidiaries ~~or any of its consultants for purposes of Section 422(a) of the Code~~. As a result, an individual on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee or consultant for purposes of the Plan during such leave if the period of the leave does not exceed ninety (90) days, or, if longer, so long as the individual's right to re-employment with the Company, any of its Subsidiaries or a Parent or consultant is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days and the individual's right to re-employment is not guaranteed by statute or by contract, the employment or consulting relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

Except as may otherwise be expressly provided in the applicable Contract, an Award Holder whose directorship with the Company has terminated for any reason other than the Award Holder’s death or Disability, may exercise the options granted to the Award Holder as a director who was not an employee of or consultant to the Company or any of its Subsidiaries, to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if the Award Holder’s directorship is terminated for Cause, such option shall terminate immediately.

Except as may otherwise be expressly provided in the applicable Contract, options granted under this Plan to a director, officer, employee, consultant or advisor shall not be affected by any change in the status of the Award Holder so long as such Award Holder continues to be a director of the Company, or an officer or employee of, or a consultant or advisor to, the Company or any of its Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one entity to another).

Nothing in the Plan or in any option granted under the Plan shall confer on any person any right to continue in the employ of or as a consultant or advisor of the Company, its Parent or any of its Subsidiaries, or as a director of the Company, or interfere in any way with any right of the Company, any Parent or any of its Subsidiaries to terminate such relationship at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

(e) Death or Disability of an Award Holder. Except as may otherwise be expressly provided in the applicable Contract or the Award Holder's written employment or consulting or termination contract, if an Award Holder dies (a) while the Award Holder is employed by, or is a consultant to, the Company, any Parent or any of its Subsidiaries, (b) within three (3) months after the termination of the Award Holder's employment or consulting relationship with the Company, any Parent and its Subsidiaries (unless such termination was for Cause) or (c) within one (1) year following the termination of such employment or consulting relationship by reason of the Award Holder's Disability, the options granted to the Award Holder as an employee of, or consultant to, the Company or any Parent or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the Award Holder's death, by the Award Holder's Legal Representative (as such term is defined in Paragraph ~~17~~16), at any time within one (1) year after death, but not thereafter and in no event after the date the option would otherwise have expiredunder Paragraph 5(c). Except as may otherwise be expressly provided in the applicable Contract or the Award Holder's written employment or consulting or termination contract, any Award Holder whose employment or consulting relationship with the Company, any Parent and its Subsidiaries has terminated by reason of the Award Holder's Disability may exercise such options, to the extent exercisable upon the effective date of such termination, at any time within one (1) year after such date, but not thereafter and in no event after the date the option would otherwise have expiredunder Paragraph 5(c).

Except as may otherwise be expressly provided in the applicable Contract, if an Award Holder dies (a) while the Award Holder is a director of the Company, (b) within three (3) months after the termination of the Award Holder's directorship with the Company (unless such termination was for Cause) or (c) within one (1) year after the termination of the Award Holder's directorship by reason of the Award Holder's Disability, the options granted to the Award Holder as a director who was not an employee of or consultant to the Company or any Parent or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the Award Holder's death, by the Award Holder's Legal Representative at any time within one (1) year after death, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, an Award Holder whose directorship with the Company has terminated by reason of Disability, may exercise such options, to the extent exercisable on the effective date of such termination, at any time within one (1) year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

6. Rules of Operation.

(a) Fair Market Value. The fair market value of a ~~share of~~ Common ~~Stock~~Share on any day shall be (i) if the principal market for the Common ~~Stock is a national securities exchange~~Shares is the Toronto Stock Exchange (“TSX”), the closing prices per share of the Common ~~Stock~~Shares on such day as reported by such exchange ~~or on a consolidated tape reflecting transactions on such exchange~~, (ii) if the principal market for the Common ~~Stock~~Shares is not ~~a national securities exchange and the Common Stock is quoted on the Nasdaq Stock Market ("Nasdaq"), and (A) if actual sales price information is available with respect to the Common Stock, the closing sales prices per share of the Common Stock on such day on Nasdaq, or (B) if such information is not available, the closing bid and the asked prices per share for the Common Stock on such day on Nasdaq~~the TSX and the Common Shares are listed or quoted on another stock exchange, the closing price per Common Share on such other exchange, or (iii) if the principal market for the Common ~~Stock~~Shares is not a ~~national securities~~stock exchange ~~and the Common Stock is not quoted on Nasdaq~~, the closing bid and asked prices per share for the Common ~~Stock~~Shares on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (i), (ii) and (iii) of this Paragraph 7(a) are all inapplicable because the Company's Common ~~Stock is~~Shares are not publicly traded, or if no trades have been made or no quotes are available for such day, the fair market value of ~~a share of~~ Common ~~Stock~~Shares shall be determined by the Administrators by any method consistent with any applicable regulations adopted by the Treasury Department relating to stock options.

(b) Exercise. An Award (or any installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which Award is being exercised, specifying the number of ~~shares of~~ Common ~~Stock~~Shares as to which such Award is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the applicable Contract permits installment payments) (i) in cash and/or by certified check, (ii) with the authorization of the Administrators, with previously acquired ~~shares of~~ Common ~~Stock~~Shares having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all Awards being exercised, (iii) with the authorization of the Administrators and to the extent not prohibited under the Sarbanes-Oxley Act of 2002, by delivering a full or limited recourse, interest bearing promissory note payable in one or more installments and secured by the ~~shares of~~ Common ~~Stock~~Shares for which the Award is exercised, for any amount of the purchase price in excess of the minimum required under applicable law to be paid upon issuance, or (iv) some combination thereof; provided, however, that in no case may shares be tendered if such tender would require the Company to incur a charge against its earnings for financial accounting purposes. The Company shall not be required to issue ~~any shares of~~ Common ~~Stock~~Shares pursuant to the exercise of any Award until all required payments with respect thereto, including payments for any required withholding amounts, have been made.

The Administrators may, in their sole discretion, permit payment of the exercise price of an Award by delivery by the Award Holder of a properly executed notice, together with a copy of the Award Holder's irrevocable instructions to a broker acceptable to the Administrators to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

In no case may a fraction of a ~~a share of~~ Common ~~Stock~~Share be purchased or issued under the Plan.

(c) ~~Stockholder~~Shareholder Rights. An Award Holder shall not have the rights of a ~~stockholder~~shareholder with respect to such ~~shares of~~ Common ~~Stock~~Shares to be received upon the exercise or grant of an Award until the date of issuance of a ~~stock~~share certificate to the Award Holder for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company's transfer agent representing such shares; provided, however, that until such ~~stock~~share certificate is issued or until such book entry is made, any Award Holder using previously acquired ~~shares of~~ Common ~~Stock~~Shares in payment of an option exercise price shall continue to have the rights of a ~~stockholder~~shareholder with respect to such previously acquired shares.

7. Compliance with Securities Laws. It is a condition to the receipt or exercise of any Award that either (a) a ~~Registration Statement~~registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the ~~shares of~~ Common ~~Stock~~Shares to be issued upon such grant or exercise shall be effective and current at the time of such grant or exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the ~~shares of~~ Common ~~Stock~~Shares upon such grant or exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any Award under the Securities Act or to keep any ~~Registration Statement~~registration statement effective or current.

The Administrators may require, in their sole discretion, as a condition to the grant or exercise of an Award, that the Award Holder execute and deliver to the Company the Award Holder's representations and warranties, in form, substance and scope satisfactory to the Administrators, which the Administrators determine is necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including without limitation, that (a) the ~~shares of~~ Common ~~Stock~~Shares to be issued upon the receipt or exercise of an Award are being acquired by the Award Holder for the Award Holder's own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of ~~shares of~~ Common ~~Stock~~Shares by such Award Holder will be made only pursuant to (i) a ~~Registration Statement~~registration statement under the Securities Act which is effective and current with respect to ~~the shares of~~ Common ~~Stock~~Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Award Holder, prior to any offer of sale or sale of such shares of Common ~~Stock~~Shares, shall provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

In addition, if at any time the Administrators shall determine that the listing or qualification of the ~~shares of~~ Common ~~Stock~~Shares subject to any Award on any securities exchange~~, Nasdaq~~ or under any applicable law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an Award or the issuance of ~~shares of~~ Common ~~Stock~~Shares upon exercise of an Award, such Award may not be granted or exercised in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

8. Award Contracts. Each Award shall be evidenced by an appropriate Contract, which shall be duly executed by the Company and the Award Holder(as required by the Administrators). Such Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators in their sole discretion. The terms of each Award and Contract need not be identical.

9. Adjustments upon Changes in Common StockShares. Notwithstanding any other provision of the Plan, and except as set forth below in the event of a Change in Control, in the event of a stock dividend, recapitalization, distribution of Company assets to shareholders (other than normal cash dividends),merger, consolidation, spin-off, stock-split, combination or exchange of shares or the like which results in a change in the number or kind of ~~shares of~~ Common ~~Stock~~Shares which are outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding Award, the exercise price of each Award, and the maximum number of shares subject to each Award that may be granted to any employee in any calendar year, shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties. In the discretion of the Board of Directors, the Board of Directors may determine that this Plan shall be assumed by and become the stock option plan of an Affiliate of the Company in connection with any of the events listed above. Such adjustment may provide for the elimination of fractional shares that might otherwise be subject to options without payment therefor. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Paragraph ~~10~~9 if such adjustment (a) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 of the Exchange Act (if applicable to such Award), and (b) would be considered as the adoption of a new plan requiring ~~stockholder~~shareholder approval. Notwithstanding the foregoing, the adjustments described in this ~~Section~~Paragraph 9 and the manner of application of the provisions of this ~~Section~~Paragraph 9 shall be determined by the Committee in its sole discretion and to the extent permitted under Section 409A of the Code and the regulations thereunder to avoid treatment of any Award as the deferral of compensation. The conversion of one or more outstanding shares of preferred ~~stock~~shares that the Company may issue from time to time into Common ~~Stock~~Shares shall not in and of itself require any adjustment under this Paragraph ~~10.~~9.

Except as may otherwise be expressly provided in an applicable Contract, in the event of a Change in Control (as defined in Paragraph ~~17~~16) any options shall vest in full at such date so that each such Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the ~~shares of~~ Common ~~Stock~~Shares at the time subject to that Option and may be exercised for any or all of those shares as fully-vested ~~shares of~~ Common ~~Stock~~Shares and such options shall otherwise terminate as of the effective date of the Change in Control; provided, however, that the Award Holder shall be given notice of the Change in Control not less than five (5) days in advance so he will be given an opportunity to exercise any options prior to the Change in Control, which exercise may be conditioned upon consummation of such Change in Control. However, except as may be expressly provided in an applicable Contract, the shares subject to an outstanding Option shall not vest on such an accelerated basis, and such Option shall not terminate, if and to the extent that: (a) such Option is assumed (i.e., appropriate provision for any outstanding options is made by substitution on an equitable basis of appropriate stock of the Company or of the successor corporation which will be issuable in respect to one ~~share of~~ Common ~~Stock~~Share of the Company) by the successor corporation (or parent thereof) in the Change in Control and the Company's repurchase rights, if any, are concurrently assigned to such successor corporation (or parent thereof), or if the Change in Control is of the type specified in Paragraph 17(c)(i)(C) the Company expressly agrees to allow the option to continue or (b) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option shares at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested Option shares, or (c) the acceleration of such Option is subject to other limitations imposed by the Administrators at the time of the Award grant. Except as may otherwise be expressly provided in an applicable Contract, all outstanding repurchase rights under a Contract (for shares acquired pursuant to the exercise of an Option or shares acquired pursuant to a Stock Award) shall also terminate automatically, and the ~~shares of~~ Common ~~Stock~~Shares subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent that (x) those repurchase rights are assigned to the successor corporation (or Parent thereof) in connection with such transaction or, if the Change in Control is of the type specified in Paragraph 17(c)(i)(C) the Company expressly agrees to provide for the continuation of such repurchase rights or (y) such accelerated vesting is precluded by other limitations imposed by the Administrators at the time the Award is granted.

The Administrators shall have the discretionary authority, exercisable at the time the unvested Award shares are issued or any time while the repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares subject to those terminated rights shall immediately vest, in the event that the Award Holder's employment, consultancy or directorship should subsequently be terminated by the Company or the successor without Cause within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those repurchase rights are assigned to the successor corporation (or parent thereof).

10. Amendments and Termination of the Plan. The Plan was adopted ~~by the Board of Directors~~ on May 11, 2006. No Award may be granted under the Plan after May 10, 2016. The Board of Directors, without further approval of the Company's ~~stockholders~~shareholders, may at any time suspend or terminate the Plan, in whole or in part~~, or amend it from time to time in such respects as it may deem advisable, including without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, or to comply with the provisions of Rule 16b-3 or Section 162(m) of the Code or any change in applicable laws or regulations, ruling or interpretation of any governmental agency or regulatory body;~~ provided~~,~~ however~~, that no amendment shall be effective, without the requisite prior or subsequent stockholder approval, which would (a) change the eligibility requirements for individuals entitled to receive Awards hereunder, or (b) make any change for which applicable law or any governmental agency or regulatory body requires stockholder approval~~. No termination, suspension or amendment of the Plan shall adversely affect the rights of an Award Holder under any Award granted under the Plan without such Award Holder's consent. The power of the Administrators to construe and administer any Award granted under the Plan prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

The Board of Directors may, subject to receipt of requisite shareholder and regulatory approval, make the following amendments to the Plan:

a. any amendment to the number of securities issuable under the Plan, including an increase to a fixed maximum number of securities or a change from a fixed maximum number of securities to a fixed maximum percentage. A change to a fixed maximum percentage that was previously approved by shareholders will not require additional shareholder approval;

b. the addition of any form of financial assistance;

c. any addition of a cashless exercise feature, payable in cash or securities that does not provide for a full deduction in the number of underlying securities from the Plan;

d. the addition of any provision in the Plan that results in participants receiving securities while no cash consideration is received by the Company;

e. any other amendments that may lead to significant or unreasonable dilution in the Company’s outstanding securities or may provide additional material benefits to participants, especially to insiders of the Company, at the expense of the Company and its existing shareholders (including without limitation (i) an extension to the term of an option held by an insider (other than as specified herein in the context of a blackout period) and/or (ii) a reduction in the exercise price of an option held by an insider (other than as contemplated herein)).

The Board of Directors may, subject to receipt of requisite regulatory approval, where required, in its sole discretion make all other amendments to the Plan that are not of the type contemplated in subparagraph above, including, without limitation:

a. amendments of a housekeeping nature;

b. the addition of or a change to vesting provisions of a security or the Plan;

c. a change to the termination provisions of a security or the Plan that does not entail an extension beyond the original expiry date; and

d. the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying securities from the Plan reserve.

11. Non-Transferability. Except as may otherwise be expressly provided in the applicable Contract, no option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and Awards may be exercised, during the lifetime of the Award Holder, only by the Award Holder or the Award Holder's Legal Representatives. Except as may otherwise be expressly provided in the applicable Contract, a Stock Award, to the extent not vested, shall not be transferable otherwise than by will or the laws or descent and distribution. Except to the extent provided above, Awards may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

12. Withholding Taxes. The Company, or its Parent or Subsidiary, as applicable, may withhold (a) cash or (b) with the consent of the Administrators (in the Contract or otherwise), shares of Common ~~Stock~~Shares to be issued under an Award or a combination of cash and shares, having an aggregate fair market equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option or the disposition of the underlying ~~shares of~~ Common ~~Stock~~Shares. Alternatively, the Company may require the Award Holder to pay to the Company such amount, in cash, promptly upon demand.

13. Legends; Payment of Expenses; Share Escrow. The Company may endorse such legend or legends upon the certificates for ~~shares of~~ Common ~~Stock~~Shares issued upon the grant or exercise of an Award and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, (b) implement the provisions of the Plan or any agreement between the Company and the Award Holder with respect to such ~~shares of~~ Common ~~Stock~~Shares, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the ~~shares of~~ Common ~~Stock~~Shares transferred upon the exercise of an ISO granted under the Plan.

The Company shall pay all issuance taxes with respect to the issuance of ~~shares of~~ Common ~~Stock~~Shares upon grant or exercise of an Award, as well as all fees and expenses incurred by the Company in connection with such issuance.

~~Shares with respect to Stock Awards may, in the Administrator's discretion, be held in escrow by the Company until the Award Holder's interest in such shares vests.~~

14. Use of Proceeds. The cash proceeds to be received upon the grant or exercise of an Award shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its sole discretion.

15. Substitutions and Assumptions of Awards of Certain Constituent Corporations. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the ~~stockholders~~shareholders, substitute new Awards for prior Awards of a Constituent Corporation (as such term is defined in Paragraph ~~17~~16) or assume the prior options or restricted stock of such Constituent Corporation. Notwithstanding the foregoing, the substitutions described in this ~~Section~~Paragraph 15 and the manner of application of the provisions of this ~~Section~~Paragraph 15 shall be determined by the Committee in its sole discretion and to the extent permitted under Section 409A of the Code and the regulations thereunder to avoid treatment of any Award as the deferral of compensation.

I. 16. Definitions.

1. (a) "Cause," in connection with the termination of an Award Holder, shall mean (i) "cause," as such term (or any similar term, such as "with cause") is defined in any employment, consulting or other applicable agreement for services between the Company and such Award Holder, or (ii) in the absence of such an agreement, "cause" as such term is defined in the Contract executed by the Company and such Award Holder, or (iii) in the absence of both of the foregoing, (A) conviction of such Award Holder for any felony or the entering by him of a please of guilty or nolo contendere with respect thereto, (B) willful and repeated failures in any material respect of such Award Holder to perform any of the Award Holder's reasonable duties and responsibilities assigned to him and the failure of the Award Holder to cure such failures hereunder within thirty (30) days after written notice thereof from the Company, (C) the commission of any act or failure to act by such Award Holder that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise injurious to the Company, any of its Subsidiaries or any Parent or any other affiliate of the Company (or its or their respective employees), whether financially or otherwise, or (D) any material violation by such Award Holder of the requirements of such Contract, any other contract or agreement between the Company and such Award Holder or this Plan (as in effect from time to time); in each case, with respect to ~~subsections~~subparagraphs (A) through (D), as determined by the Board of Directors.

2. (b) "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

3. (c) "Change in Control" shall mean

(A)	(i)	any of the following transactions effected with a Person not an Affiliate of the Company immediately prior to the transaction:

(B)	(A)	a merger or consolidation of the Company with or into another entity;

(C)	(B)	the exchange or sale of all or a portion of the outstanding shares of the Company for securities of another entity, or other consideration provided by such entity; or

(D)	(C)
the issuance of equity securities of the Company or securities convertible into equity securities, in exchange for securities of another entity or other consideration provided by such entity; and in the case of either (A), (B) or (C) the Company's shareholders prior to the transaction, do not possess, immediately after such transaction, more than fifty percent (50%) (not including the holdings of the other entity or Affiliate thereof, if such person was a shareholder of the Company prior to the transaction) of the voting power of any of the following: (X) the Company; (Y) such other entity; or (Z) any direct or indirect Parent of such other entity;

(E)	(ii) a sale of all or substantially all of the Company's assets to a third party not an Affiliate of the Company immediately prior to such transaction.

(F)	(iii)
any person or entity (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company controlled by the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; excluding, however, any person or entity acquiring such beneficial ownership (A) directly from the Company or from an affiliate of the company who acquired such beneficial ownership directly from the Company (including any acquisition resulting from exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities acquired from the Company or such an affiliate), and (B) pursuant to a reorganization, merger or consolidation involving the company which does not itself constitute a Change in Control pursuant to ~~subsection~~subparagraph (i) of this definition; provided, however, that this subparagraph (c)(iii) shall be inapplicable if the Company is not at the time of an event described in this subparagraph (c)(iii), a reporting company under the Securities Exchange Act of 1934;

(G)	(iv)
during any period of not more than two consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by shareholders of the Company of each new director was approved or ratified by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period or who were new directors approved by such a vote; provided, however, that this subparagraph (c)(iv) shall be inapplicable if the Company is not at the time of an event described in this subparagraph (c)(iv), a reporting company under the Securities Exchange Act of 1934; or

(H)	(v)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

For the purposes of this definition, the term “Affiliate” of any person or entity (“Person”) shall mean any other person or entity which controls, is controlled by, or is under common control with such Person. As used herein, “control” shall be the possession, directly or indirectly, of the power to direct or cause the direction of the management of, and policies of a person whether through the ownership of voting securities, by contract or otherwise.

4. (d) "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

5. (e) "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated Award Holder with respect to an Award granted under the Plan.

6. (f) "Parent" shall mean a "parent corporation" within the meaning of Section 424(e) of the Code.

7. (g) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

II. 17. Governing Law. The Plan, any Awards granted hereunder, the Contracts (including Awards and Contracts issued prior to this Plan being made subject to the laws of Ontario) and all related matters shall be governed by, and construed in accordance with, the laws of ~~Idaho~~Ontario, other than those laws which would defer to the substantive law of the other jurisdiction.

Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

III. 18. Partial Invalidity. The invalidity, illegality or unenforceability of any provision in the Plan, any Award or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

IV. ~~19. Stockholder Approval.The Plan shall be subject to approval of the Company's stockholders. No options granted hereunder may be exercised prior to such approval,~~ provided~~,~~ however~~, that the date of grant of any option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before May 11, 2007, the Plan and any Awards granted hereunder shall terminate.~~

V. ~~19. Stockholder Approval.The Plan shall be subject to approval of the Company's stockholders. No options granted hereunder may be exercised prior to such approval,~~ provided~~,~~ however~~, that the date of grant of any option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before May 11, 2007, the Plan and any Awards granted hereunder shall terminate.~~